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                                                                      EXHIBIT 16



                                                  December 17, 1997





Securities and Exchange Commission
Washington, D.C. 20549


Ladies and Gentlemen:


We were previously principal accountants for MCM Group, Inc. and subsidiaries
(MGI), formerly McCarthy, Crisanti & Maffei, Inc. and subsidiaries, and, under the date of January 26, 1996, we reported on the consolidated financial statements of McCarthy, Crisanti & Maffei, Inc. and subsidiaries as of and for the years ended December 31, 1995 and 1994. As of August 31, 1996 our appointment as principal accountant was terminated. We have read MGI's statements included in the Experts section of its amended Form S-4, and we agree with such statements.




                                        Very truly yours,




                                        /s/ KPMG Peat Marwick LLP
                                        -------------------------------
                                        KPMG Peat Marwick LLP